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                                  EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT
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


                                                 JURISDICTION OF ORGANIZATION
                  NAME                                  OR INCORPORATION
                  ----                                  ----------------
SEI Financial Services Company                            Pennsylvania

SEI Financial Management Corporation                      Delaware

SEI Financial Services Limited                            Canada (Federal)

SEI Capital Limited                                       Canada (Federal)

Rembrandt Financial Services Company                      Pennsylvania

SEI Developments, Inc.                                    Delaware

SEI Fund Resources                                        Delaware

SEI Fund Management                                       Delaware

SEI Trust Company                                         Pennsylvania

SEI Funds, Inc.                                           Delaware

SEI Investments, Inc.                                     Delaware

SEI Global Investments Corporation                        Delaware

SEI Capital AG                                            Switzerland

Primus Capital Advisors Company                           Canada (Federal)

SEI Advanced Capital Management, Inc.                     Delaware

SEI Global Capital Investments, Inc.                      Delaware

SEI Global Management (Cayman) Inc.                       Cayman Islands, B.W.I

SEI Global Asset Management Limited                       Ireland

Fund Resources International Limited                      Ireland

SEI Investments Argentina, S.A.                           Argentina

SEI Global Holdings (Cayman) Inc.                         Cayman Islands, B.W.I

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